As filed with the Securities and Exchange Commission on September 18, 1998

                                                 Registration No. 333-
                   SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  BENIHANA INC.
             (Exact name of Registrant as specified in its charter)

     Delaware                                      65-0538630
(State or other jurisdiction                       (I.R.S. employer
of incorporation or organization)                   identification no.)

8685 Northwest 53rd Terrace
Miami, Florida                                       33166
(Address of principal executive offices)           (Zip Code)

                    1997 Employees Class A Stock Option Plan
                          Directors' Stock Option Plan
                            (Full title of the plans)

                                Joel A. Schwartz
                                  Benihana Inc.
                           8685 Northwest 53rd Terrace
                              Miami, Florida 33166
                     (Name and address of agent for service)

                                (305) 593-0770
          Telephone number, including area code, of agent for service

                                  Copy to:
                           Herschel S. Weinstein, Esq.
                   Dornbush Mensch Mandelstam & Schaeffer, LLP
                                747 Third Avenue
                            New York, New York 10017
                                (212) 759-3300

                         CALCULATION OF REGISTRATION FEE

                                                           Proposed                 Proposed
                                                            Maximum                  Maximum                  Amount of
Title of Securities to             Amount to be              Price                  Aggregate                Registration
be registered                       Registered            Per Share*             Offering Price*                 Fee
--------------------------      ----------------          -----------            ---------------            --------------
Class A Common Stock,
par value $.10 per share        950,000 shares            $ 7.125                $6,768,750                 $1,996.78
==========================      ================          ===========            ===============            ==============

 * Estimated solely for purposes of calculating the registration fee. Calculated in accordance with Rule 457(c) under the Securities Act of 1933 based upon the closing price of the Class A Common Stock of Benihana Inc. as reported on the NASDAQ National Market System on September 16, 1998.

                               PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference.

                  The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

                           (a) The Annual Report of Benihana Inc. (the "Company") for the fiscal year ended March 29, 1998 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934.

                           (b) All other reports of the Company  filed  pursuant
                  to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended March 29, 1998.

                           (c) The Registration  Statement of Benihana  National
                  Corp., a predecessor of the Company on Form 8-A registering the Class A Stock under Section 12 of the Securities Exchange Act of 1934, which contains a description of the Class A Common Stock.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all such securities then unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

                  Not Applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Darwin C. Dornbush, a partner in Dornbush Mensch Mandelstam & Schaeffer, LLP., counsel to the Company, is a director of the Company and owns, beneficially and of record, 1,000 shares of the Company's Common Stock, par value $.10 per share (the "Common Stock") and options to purchase 17,500 shares of the Common Stock. Mr. Dornbush is also a trustee of a voting trust which is the record owner of all of the issued and outstanding stock of Benihana of Tokyo, Inc., a New York corporation ("BOT") which owns, beneficially and of record, 1,830,405 shares of the Common Stock and 1,000 shares of the Company's Series A Convertible Preferred Stock, which is convertible into 150,000 shares of the Company's Class A Common Stock, par value $.10 (the "Class A Stock").

Item 6.           Indemnification of Directors and Officers.

                   Under Section 145 of the Delaware General Corporation Law, subject to various exceptions and limitations, the Company may indemnify its directors or officers if such director or officer is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except, in the case of an action by or in the right of the Company to procure a judgment in its favor, as to any matter in which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty. The Company is required to indemnify its directors or officers to the extent that they have been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in the defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, against expenses (including attorneys' fees) actually and reasonably incurred by them in connection therewith. In addition, Delaware law permits a corporation to limit or eliminate the liability of a director to the corporation and its shareholders for negligent breaches of such directors' fiduciary duties in certain circumstances. The foregoing statement is qualified in its entirety by the detailed provisions of Sections 145 and 102 of the Delaware General Corporation Law.

                  The Company's Certificate of Incorporation and By-Laws contain provisions with respect to the indemnification of directors and officers which provide for indemnification to the full extent provided by Delaware law as described above and which eliminate the liability of directors for negligent breaches of their fiduciary duties to the Company in certain circumstances to the full extent permitted by the Delaware General Corporation Law.

                  The Company carries an directors' and officers' liability insurance policy which provides for payment of expenses of the Company's directors and officers in connection with certain threatened, or completed, actions, suits and proceedings against them in their capacities as directors and officers, in accordance with the Company's By-Laws and the General Corporation Law of Delaware.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. Furthermore, the Company has given certain undertakings with respect to indemnification in connection with this Registration Statement.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

Exhibit
Number                                     Exhibit
-------                                    -------

 4.01 Relevant portion of the Company's Certificate of Incorporation defining the rights of the holders of the Company's Class A Common Stock. (Incorporated herein by reference to Exhibit
                  3.01 to the Registration Statement on Form S-4 of the Company's predecessor, Benihana National Corp., Registration No. 33-88295, made effective March 23, 1995 (the "S-4").

 4.02 The Company's 1997 Employees Class A Stock Option Plan (Incorporated herein by reference to Exhibit A to the Company's Proxy Statement for its Annual Meeting held on August 27, 1998).

 4.03 The Company's Directors' Stock Option Plan. (Incorporated by reference to Exhibit 10.08 to the S-4).

 4.04 The Company's Amended and Restated Directors' Stock Option Plan (Incorporated herein by reference to Exhibit B to the Company's Proxy Statement for its Annual Meeting held on August 27, 1998).

 5.01             Opinion of Dornbush Mensch Mandelstam & Schaeffer, LLP.

23.01 Consent of Dornbush Mensch Mandelstam & Schaeffer, LLP (included in Exhibit 5.01).

23.02             Consent of Deloitte & Touche LLP.

24.01             Power of Attorney (included in signature page).

Item 9.           Undertakings.

                  (a)      The undersigned Company hereby undertakes:

                           (1)      To file, during any period in which offers
or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                           (2)      That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3)      To remove from registration by means of a
post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses paid or incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                             SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami and State of Florida, on the th day of September, 1998.


                                  BENIHANA INC.



                               By:   /s/ Joel A. Schwartz
                                     ---------------------
                                     Joel A. Schwartz, President

                             POWER OF ATTORNEY


                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel A. Schwartz and Darwin C. Dornbush, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.


                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


    SIGNATURE                       TITLE                  DATE

PRINCIPAL EXECUTIVE
OFFICER:



/s/ Joel A. Schwartz                President, Chief       September 17, 1998
------------------------            Executive Officer
    Joel A. Schwartz                and Director


PRINCIPAL FINANCIAL AND
ACCOUNTING OFFICER:


/s/ Michael R. Burris               Vice President-        September 17, 1998
------------------------            Finance
    Michael R. Burris

DIRECTORS:


/s/ Taka Yoshimoto                  Executive Vice         September 17, 1998
------------------------            President-Operations
    Taka Yoshimoto                  and Director

/s/ Robert B. Greenberg             Director               September 17, 1998
-------------------------
    Robert B. Greenberg



/s/ John E. Abdo                    Director               September 17, 1998
--------------------------
    John E. Abdo



/s/ Norman Becker                   Director               September 17, 1998
    Norman Becker



/s/ Darwin C. Dornbush              Director               September 17, 1998
----------------------------
    Darwin C. Dornbush

                               EXHIBIT INDEX

Exhibit                                                         Consecutively
Number            Exhibit                                       Numbered Page


 5.01  -          Opinion of Dornbush Mensch Mandelstam              10
                  & Schaeffer, LLP.


23.02  -          Consent of Deloitte & Touche LLP.                  11

                                                            EXHIBIT 5.01
            [Letterhead of Dornbush Mensch Mandelstam & Schaeffer, LLP]


                                                          September 17, 1998


Securities and Exchange Commission
450 Fifth Street, N.W..
Washington, D.C.  20549

                           Benihana Inc.
                           Registration Statement on Form S-8

Gentlemen:

         We have been requested by Benihana Inc., a Delaware corporation (the "Company"), to furnish you with our opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 950,000 shares (the "Shares") of the Company's Class A Common Stock, par value $.10 (the "Class A Stock"), 750,000 of which shares may be issued by the Company pursuant to the Company's 1997 Employees Class A Stock Option Plan (the "1997 Plan") which was approved by the stockholders of the Company at its Annual Meeting of Stockholders held August 27, 1998, and 200,000 of which shares may be issued by the Company pursuant to the Company's Directors' Class A Stock Option Plan (the "Directors Plan") which was approved by the stockholders of the Company's predecessor at its Special Meeting of Stockholders held May 5, 1995 and to which amendments were approved by the stockholders of the Company at its Annual Meeting of Stockholders held August 27, 1998.

         In connection with this opinion, we have examined the Company's Certificate of Incorporation and By-laws, the 1997 Plan, the Directors Plan, copies of the records of corporate proceedings of the Company, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the 1997 Plan and the Directors Plan, respectively, will be duly authorized, legally issued, fully paid and non-assessable.

         We render no opinion as to the laws of any jurisdiction other than the internal laws of the State of New York and the internal corporate law of the State of Delaware.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                 Very truly yours,
                 /s/ Dornbush Mensch Mandelstam & Schaeffer, LLP
                   DORNBUSH MENSCH MANDELSTAM & SCHAEFFER, LLP

                                                   EXHIBIT 23.02









INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in the Registration Statement of Benihana Inc.on Form S-8 of our report dated May 8, 1998, appearing in the Annual Report on Form 10-K of Benihana Inc.
for the year ended March 29, 1998.



/s/    DELOITTE & TOUCHE LLP
Certified Public Accountants
Miami, Florida
September 17, 1998